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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan, 1996 Stock Option Plan, as amended, 2000 Non-Employee Directors' Stock Option Plan, 2000 Employee Stock Purchase Plan, and 2000 Equity Incentive Plan of our report dated February 25, 2000, except for Note 11 as to which the date is July 21, 2000 and
Note 12 as to which the date is November 2, 2000, relating to the consolidated financial statements of AeroGen, Inc., which appears in such registration statement on Form S-1 (No. 333-44470).


/s/ PricewaterhouseCoopers LLP


San Jose, California
November 14, 2000